EXHIBIT 10.1
                                                                    ------------



                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


        This Amendment (the "Amendment") to the Employment Agreement, dated July 13, 2006, as amended pursuant to an amendment dated as of November 22, 2006 (the "Employment Agreement"), by and between Comverse Technology, Inc., a New York corporation (the "Company"), and Paul L. Robinson (the "Executive") is entered into on April 27, 2007 by and between the Company and the Executive (collectively, the "Parties").

                              W I T N E S S E T H:
                               -------------------

        WHEREAS, the Executive and the Company previously entered into the Employment Agreement under which the Company continues to employ the Executive;

        WHEREAS, the Company wishes to amend the Employment Agreement in recognition of the extraordinary time, effort and commitment that has been required, and is expected to continue to be required, of the Executive;

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, covenant and agree as follows:

        1. Amendments to Employment Agreement. The Employment Agreement is amended as follows:

                (a) The text of Section 1(j)(i) is deleted in its entirety and replaced by the following new text:

                        "(i) any reduction in the Executive's Base Salary, "Salary Supplement" during the "Special Circumstances Period" (as such terms are defined in Section 4 hereof) or Bonus Opportunity, other than as part of an across-the-board reduction applicable to all senior executives of Comverse Technology, Inc.;"

                (b) The text of Section 4 is deleted in its entirety and replaced by the following new text:

                        "As of the Effective Date and for the remainder of fiscal year 2006, the Executive shall be paid a Base Salary at the rate of five hundred fifty thousand dollars ($550,000) per annum, payable in accordance with the regular payroll practices of the Company. For fiscal year 2007 (and retroactive to February 1, 2007), the Executive shall be paid a Base Salary at the rate of five hundred fifteen thousand dollars ($515,000) per annum, payable in accordance with the regular payroll practices of the Company. In respect of fiscal year 2008 and future fiscal years, the Base Salary shall be reviewed and increased no less frequently than annually, though the amount of such increase shall be determined in the discretion of the Board or the Compensation Committee. The Base Salary (after giving effect to any increase) may not be decreased unless the Executive provides his prior written consent to such decrease. In addition, during the Special Circumstances Period (as hereinafter defined), and retroactive to February 1, 2007, the Executive shall be paid a salary supplement (the "Salary Supplement") at the rate of one hundred thirty-five thousand dollars ($135,000) per annum (which shall not constitute part of "Base Salary" for the purposes hereof). For purposes hereof, "Special Circumstances Period" shall mean the period commencing on February 1, 2007 and ending six months after the date that the Company becomes current in the filing of its periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended.

                (c) The words "(the "Special Retention Bonus")" are deleted from Section 5(b).

                (d)     The following new subsections (c) and (d) are added to
Section 5 as follows:

                                "(c) In view of the fact that extraordinary
                        time, effort and commitment may continue to be required of the Executive, the Company shall pay to the Executive
                        (i) a special retention bonus of four hundred thousand dollars ($400,000), which shall be due and payable on September 15, 2007, and (ii) a special retention bonus of four hundred thousand dollars ($400,000), which shall be due and payable on January 31, 2008, provided that, with respect to each such bonus, the Executive remains employed by the Company on a continuous basis through the applicable payment date.

                                (d) For purposes hereof, the special retention
                        bonuses referred to in Sections 5(b) and 5(c) are referred to collectively as the "Special Retention Bonus.""

                (e) Each of Sections 11(a)(i), 11(b)(i), 11(c)(i) and 11(d)(i) is amended by adding the words "and Salary Supplement" following the words "Base Salary" where it appears therein.

        2. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same written agreement, which will be binding and effective as to all the Parties.

        3. Binding Effect. This Agreement shall be binding upon each of the Parties hereto, and upon their respective successors and assigns, and shall inure to the benefit of each of the Parties hereto, and their respective successors and assigns. Subject to the foregoing sentence, no person not a Party hereto shall have any right under or by virtue of this Agreement.

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above.


                                    COMVERSE TECHNOLOGY, INC.

                                         By:    /s/  Avi Aronovitz
                                                -------------------------------
                                         Name:  Avi Aronovitz
                                         Title: Interim Chief Financial Officer,
                                                Vice President of Finance and
                                                Treasurer


                                         /s/   PAUL L. ROBINSON
                                         ------------------------------
                                         PAUL L. ROBINSON






                                       3